Exhibit 10.5

CONTINUING GUARANTY OF PAYMENT

WHEREAS, James River Group Holdings, Ltd., a Bermuda company (the “Parent”), directly owns all of the issued and outstanding capital stock of the undersigned JAMES RIVER GROUP HOLDINGS UK LIMITED, a private limited company incorporated under the Laws of England and Wales (the “Guarantor”);

WHEREAS, the Guarantor directly or indirectly owns 100% of the issued and outstanding capital stock of James River Group, Inc. (“James River”);

WHEREAS, the Parent and JRG Reinsurance Company Ltd., as “Borrowers”; KeyBank National Association, as Administrative Agent (in such capacity, the “Administrative Agent”) and as “Letter of Credit Issuer”; and certain “Lender” parties; and certain other parties are the parties to that certain Credit Agreement of dated June 5, 2013 (as the same heretofore has been and hereafter may from time to time be amended, supplemented or replaced, the “Credit Agreement”);

WHEREAS, pursuant to the Credit Agreement, inter alia, the Lenders have agreed to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrowers and issue Letters of Credit;

WHEREAS, the Guarantor and its subsidiaries, including James River, will receive substantial benefit from the proceeds of the Loans; and

WHEREAS, the Lenders and the Administrative Agent have required that the Guarantor execute this guaranty of payment (this “Guaranty”) as a condition to the effectiveness of the Second Amendment;

NOW, THEREFORE, in order to induce the Lenders and the Administrative Agent to enter into the Second Amendment, and in consideration of the benefits to accrue to the Guarantor by reason thereof, and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby represents and warrants to, and covenants and agrees with each of each Lender, the Letter of Credit Issuer and the Administrative Agent (each a “Guaranteed Creditor” and, collectively, the “Guaranteed Creditors”) as follows:

1.  Guaranty; Guaranteed Obligations.

(a)     The Guarantor does hereby irrevocably and unconditionally guarantee to the Guaranteed Creditors, and each of them, the punctual (i) payment of the full amount, when due (whether by demand, acceleration or otherwise), of the principal and interest on each of the notes issued by the Borrowers pursuant to the Credit Agreement (the “Notes”) and any amendment or supplement thereto whether now outstanding or hereafter issued (including interest accruing thereon after the commencement of any case or proceeding under any federal or state bankruptcy, insolvency or similar law (a “Proceeding”) whether or not a claim for such interest is allowable in such Proceeding (“Post-Petition Interest”)) and (ii) payment and performance of all other Indebtedness and other obligations of each Borrower under the Credit Agreement and each of the other Loan Documents, whether now or hereafter existing, due or to become due, direct or contingent, joint, several or independent, secured or unsecured and whether matured or unmatured (including Post-Petition Interest ) (all of the liabilities included in clauses (i) and (ii) of this Paragraph are hereinafter collectively referred to as the “Guaranteed Obligations”).

(b)     This is a guaranty of payment and performance and not of collection and is the primary obligation of the Guarantor; and the Guaranteed Creditors, and each of them, may enforce this Guaranty against the Guarantor without any prior pursuit or enforcement of the Guaranteed Obligations against the Borrowers, any collateral, any right of set-off or similar right, any other guarantor or other obligor or any other recourse or remedy in the power of the Guaranteed Creditors or any of them.

(c)     All payments made by the Guarantor under or by virtue of this Guaranty shall be paid to the Administrative Agent, for the benefit of the Guaranteed Creditors, at the Payment Office or such other place as the Administrative Agent may hereafter designate in writing.  The Guarantor hereby agrees to make all payments under or by virtue of this Guaranty to the Administrative Agent as aforesaid on demand; provided that all of the Guaranteed Obligations shall automatically be due and payable in full upon the occurrence of an Event of Default of the type described in clause (h) or clause (i) of Article 7 of the Credit Agreement.

2.  Waivers.  The Guarantor hereby waives (i) notice of acceptance of this Guaranty, notice of the creation, renewal or accrual of any of the Guaranteed Obligations and notice of any other liability to which it may apply, and notice of or proof of reliance by the Guaranteed Creditors upon this Guaranty, (ii) diligence, protest, notice of protest, presentment, demand of payment, notice of dishonor or nonpayment of any of the Guaranteed Obligations, suit or taking other action or making any demand against, and any other notice to the Borrowers or any other party liable thereon, (iii) any defense based upon any statute or rule of law to the effect that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (iv) any defense based upon any Guaranteed Creditor’s administration or handling of the Guaranteed Obligations, except behavior which amounts to bad faith and (v) to the fullest extent permitted by law, any defenses or benefits which may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with terms of this Guaranty.

3.  Certain Rights of the Guaranteed Creditors.

(a)     So far as the Guarantor is concerned, the Guaranteed Creditors may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without impairing or releasing any of the Guaranteed Obligations hereunder, upon or without any terms or conditions and in whole or in part:

1.     modify or change the manner, place or terms of, and/or change or extend or accelerate the time of payment of, renew or alter any of the Guaranteed Obligations, any security therefor or any liability incurred directly or indirectly in respect thereof (including, without limitation, (A) increase or decrease in the Guaranteed Obligations or the rate of interest on the Guaranteed Obligations and (B) any amendment of the Guaranteed Obligations to permit any Guaranteed Creditors to extend further or additional accommodations to the Borrowers in any form, including credit by way of loan, lease, sale or purchase of assets, guarantee, or otherwise, which shall thereupon be Guaranteed Obligations), and this Guaranty shall apply to the Guaranteed Obligations as so modified, changed, extended, renewed or altered;

2.     request, accept, sell, exchange, release, subordinate, surrender, realize upon or otherwise deal with, in any manner and in any order, (a) any other guaranty by whomsoever at any time made of the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto and (b) any property by whomsoever at any time pledged, mortgaged or otherwise encumbered to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset or right with respect thereto;

3.     exercise or refrain from exercising any rights against the Borrowers or against any collateral or others (including, without limitation, any other guarantor) or otherwise act or refrain from acting;

4.     settle or compromise any of the Guaranteed Obligations, and security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrowers to creditors of the Borrowers other than the Guaranteed Creditors when, in the Required Lenders’ sole judgment, it considers such subordination necessary or helpful in the protection of its interest or the exercise of its remedies, including, without limitation, the sale or other realization upon collateral;

5.     apply in the manner determined by the Required Lenders any sums by whomsoever paid or howsoever realized to any of the Guaranteed Obligations, regardless of what liability or liabilities of the Borrowers remain unpaid; and

6.     amend or otherwise modify, consent to or waive any breach of, or any act, omission or default or Event of Default under the Credit Agreement, the Notes, any other Loan Document or any agreements, instruments or documents referred to therein or executed and delivered pursuant thereto or in connection therewith.

(b)     Without limiting the generality of paragraph (a), above, the Guarantor consents that the Guaranteed Creditors may, and authorizes the Guaranteed Creditors at any time in their discretion without notice demand and without affecting the indebtedness and liabilities of the Guarantor hereunder, to: (i) accept new or additional documents, instruments, or agreements relative to the Guaranteed Obligations, (ii) consent to the change, restructure or termination of the individual, partnership, or company structure or existence of a Borrower, the Guarantor, any other guarantor obligor or any Affiliate of a Borrower or the Guarantor and correspondingly restructure the Guaranteed Obligations, (iii) accept partial payments on the Guaranteed Obligations, (iv) amend, alter, exchange, substitute, transfer, enforce, perfect or fail to perfect, waive, subordinate, terminate, or release any collateral or other guaranties and (iv) assign the Guaranteed Obligations or any rights related thereto in whole or in part.

3.  Obligations Absolute.  This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to limitation, impairment or discharge for any reason (other than the payment in full of the Guaranteed Obligations), including, without limitation, the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (i) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand of any right, power or remedy with respect to the Guaranteed Obligations or any agreement relating thereto or with respect to any other guaranty thereof or security therefor, (ii) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to Events of Default) of the Credit Agreement, the Notes, any other Loan Document or any other agreement at any time executed in connection therewith, (iii) the Guaranteed Obligations or any portion thereof at any time being found to be illegal, invalid or unenforceable in any respect, (iv) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Obligations, even though the Guaranteed Creditors might have elected to apply such payment to the payment of all or any part of the Guaranteed Obligations, (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations, (vi) any defenses, set-offs or counterclaims which the Borrowers may allege or assert against the Guaranteed Creditors or any of them in respect of the Guaranteed Obligations, (vii) the avoidance or voidability of the Guaranteed Obligations under the Bankruptcy Code or other applicable laws and (viii) any other act or thing or omission which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guaranteed Obligations.

4.  Representations and Warranties.  The Guarantor hereby represents and warrants to the Guaranteed Creditors that the Guarantor has, independently and without reliance upon the Guaranteed Creditors and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and the Guarantor has established adequate means of obtaining from any other obligors on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other obligors.

5.  Subrogation.

(a)    Any and all rights and claims of the Guarantor against a Borrower or any of its property arising by reason of any payment by the Guarantor to the Guaranteed Creditors or any of them pursuant to the provisions of this Guaranty, shall be subordinate and subject in right of payment to the prior and indefeasible payment in full of all Guaranteed Obligations to the Guaranteed Creditors, and until such time the Guarantor shall have no right of subrogation, contribution, reimbursement or similar right and hereby waives any right to enforce any remedy the Guaranteed Creditors or the Guarantor may now or hereafter have against such Borrower, any endorser of any other guarantor of all or any part of the Guaranteed Obligations of such Borrower and any right to participate in, or benefit from, any security given to the Guaranteed Creditors to secure any Guaranteed Obligations.  Any promissory note evidencing such liability of such Borrower to the Guarantor shall be non-negotiable and shall expressly state that it is subordinated pursuant to this Guaranty.

(b)    All Liens of the Guarantor, if any, whether now or hereafter arising and however existing, in any assets of a Borrower or any assets securing Guaranteed Obligations shall be and hereby are subordinated to the rights and interests of the Guaranteed Creditors in those assets until the prior and indefeasible payment in full of all Guaranteed Obligations to the Guaranteed Creditors and termination of all commitments and other financing arrangements between the Borrowers and the Guaranteed Creditors; provided that the provisions of this sentence shall not be construed as a waiver or modification of the provisions of the Credit Agreement restricting the Borrowers’ right to grant or permit Liens on their respective property.

6.  Borrower and Other Guarantor Information.  The Guarantor acknowledges that the Guarantor is relying upon the Guarantor’s own knowledge and is fully informed with respect to each Borrower’s financial condition.  The Guarantor assumes full responsibility for keeping fully informed of the financial condition of the Borrowers and all other circumstances affecting the Borrowers’ ability to perform their obligations to the Guaranteed Creditors, and agrees that the Guaranteed Creditors will have no duty to report to the Guarantor any information that the Guaranteed Creditors or any of them receive about the Borrowers’ financial condition or any circumstances bearing on the Borrowers’ ability to perform all or any portion of the Guaranteed Obligations, regardless of whether any Guaranteed Creditor has reason to believe that any such facts materially increase the risk beyond that which the Guarantor intends to assume or has reason to believe that such facts are unknown to the Guarantor or has a reasonable opportunity to communicate such facts to the Guarantor.

7.  Losses and Expenses.  The Guarantor hereby agrees to defend, indemnify and hold harmless each Guaranteed Creditor from and against any losses, costs or expenses (including, without limitation, reasonable attorneys’ fees and litigation costs) incurred by such Guaranteed Creditor in connection with any Guaranteed Creditor’s collection of any sum due hereunder or its enforcement of its and the other Guaranteed Creditors’ rights hereunder.

8.  Payments Net.  All payments made by the Guarantor hereunder will be made without setoff, counterclaim or other defense.  All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, tax imposed on or measured by the net income or net profits of any Guaranteed Creditor pursuant to the laws of the jurisdiction in which such Guaranteed Creditor is organized or the jurisdiction in which the principal office or applicable lending office of such Guaranteed Creditor is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”).  If any Taxes are so levied or imposed, the Guarantor agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Guaranty, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein.  If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Guarantor agrees to reimburse each Guaranteed Creditor, upon the written request of such Guaranteed Creditor, for Taxes imposed on or measured by the net income or net profits of such Guaranteed Creditor pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Guaranteed Creditor is located and for any withholding of Taxes as such Guaranteed Creditor shall determine are payable by, or withheld from, such Guaranteed Creditor in respect of such amounts so paid to or on behalf of such Guaranteed Creditor pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Guaranteed Creditor pursuant to this sentence.  The Guarantor will furnish to the Administrative Agent, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Guarantor.  The Guarantor agrees to indemnify and hold harmless each Guaranteed Creditor, and reimburse such Guaranteed Creditor upon its written request, for the amount of any Taxes so levied or imposed and paid by such Guaranteed Creditor.  Without prejudice to the survival of any other agreement of the Guarantor hereunder or under any other Loan Document, the agreements and obligations of the Guarantor contained in this paragraph shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

9.  Notices.  All notices, requests, demands or other communications hereunder shall be in writing delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

If to the Guarantor:

44 Church Street

P.O. Box 1502

Hamilton HM FX

Bermuda

Attention of Gregg Davis, Chief Financial Officer

(Facsimile No. (441) 278-4588)

If to a Guaranteed Creditor:

c/o KeyBank National Association, as Administrative Agent

127 Public Square

Cleveland, Ohio 44114

Attention of James Cribbet, Senior Vice President

(Facsimile No. (216) 689-4981)

Any notice, request, demand or other communication hereunder shall be deemed to have been duly given when deposited in the mails, postage prepaid, or in the case of telecopy notice, when sent, addressed as aforesaid.  The Administrative Agent and the Guarantor may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder.

10.  No Waiver by the Guaranteed Creditors.  No delay on the part of the Guaranteed Creditors in exercising any of their options, powers or rights, and no partial or single exercise thereof, whether arising hereunder, under the Credit Agreement, the Notes, the other Loan Documents or otherwise, shall constitute a waiver thereof or affect any right hereunder.  No waiver of any such rights and no modification, amendment or discharge of this Guaranty shall be deemed to be made by any Guaranteed Creditor or shall be effective unless the same shall be in writing signed by such Guaranteed Creditor, and then such waiver shall apply only with respect to the specific instance involved and shall in no way impair the rights of any other Guaranteed Creditor or of such Guaranteed Creditor or the obligations of the Guarantor to such Guaranteed Creditor in any other respect at any other time.

11.  Authorization to Debit Account.  If and to the extent payment owed to the Guaranteed Creditors is not made when due hereunder or within three (3) days thereafter, the Guarantor hereby authorizes each Guaranteed Creditor to debit from time to time against any or all of the Guarantor’s general deposit accounts with such Guaranteed Creditor any amount so due.

12.  Payments Final.  Whenever the Guaranteed Creditors shall credit any payment to the Guaranteed Obligations or any part thereof, whatever the source or form of payment, the credit shall be conditional as to the Guarantor unless and until the payment shall be final and valid and indefeasible as to all the world.  Without limiting the generality of the foregoing, the Guarantor agrees that if any check or other instrument so applied shall be dishonored by the drawer or any party thereto, or if any payment by the Guarantor or any proceeds of collateral so applied shall thereafter be recovered by any trustee in bankruptcy or anyone else, each Guaranteed Creditor in each case may reverse any entry relating thereto in its books, and the Guarantor shall remain liable therefor even if such Guaranteed Creditor may no longer have in its possession any evidence of the Guaranteed Obligations to which the payment in question was applied.

13.  Governing Law; Service; No Set-off.  This Guaranty and the respective rights and obligations of the Guaranteed Creditors and the Guarantor hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within such state.  The Guarantor irrevocably consents that service of notice, summons or other process in any action or suit in any court of record to enforce this Guaranty may be made upon the Guarantor by mailing a copy of the summons to the Guarantor by certified or registered mail, at the address specified above.  The Guarantor hereby waives the right to interpose counterclaims or set-offs of any kind and description in any such action or suit arising hereunder or in connection herewith.

14.  Successors and Assigns.  This Guaranty shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Guaranteed Creditors and their respective successors and assigns.  Without limiting the generality of the foregoing, each Guaranteed Creditor may assign its rights under this Guaranty in whole or in part and upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee to the extent so assigned.  The terms used to designate any of the parties herein shall be deemed to include the successors and assigns of such parties and the term “Lender” shall include, in addition to such Lender, any lawful owner, holder or pledgee of a Note or other Obligations or any of them.

15.  Final Agreement.  This Guaranty, the Credit Agreement and the other Loan Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements.  There are no unwritten oral agreements between the parties.  All prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged into this Guaranty, the Credit Agreement and the other Loan Documents.  Guarantor acknowledges that it has received copies of the Notes and all other Loan Documents.

16.  Severability; Limitations.

(a)    If this Guaranty by the Guarantor is held or determined to be void, invalid or unenforceable, in whole or in part, such holding or determination shall not impair or affect the validity and enforceability of any clause or provision not so held to be void, invalid or unenforceable.  If this Guaranty as to the Guarantor would be held or determined by a court or tribunal having competent jurisdiction to be void, invalid or unenforceable on account of the amount of its aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of the liability of the Guarantor under this Guaranty shall, without any further action by the Guarantor, the Guaranteed Creditors or any other person, be automatically limited and reduced to an amount which is valid and enforceable.

(b)    Without limiting the generality of paragraph (a), above, the Guarantor, and by acceptance hereof, the Guaranteed Creditors, hereby confirm that it is the intention of all such parties that this Guaranty not constitute a fraudulent transfer or conveyance under the federal Bankruptcy Code, the Uniform Fraudulent Conveyances Act, the Uniform Fraudulent Transfer Act or similar state statute applicable to this Guaranty.  Therefore, such parties agree that the Guaranteed Obligations shall be limited to maximum amount as will, after giving effect to such maximum amount and other contingent and fixed liabilities of the Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other obligor, result in the Guaranteed Obligations not constituting a fraudulent transfer or conveyance.

17.  Jurisdiction.  This Guaranty is delivered in Cleveland, Ohio, and the Guarantor (a) hereby irrevocably submits to the jurisdiction of the state courts of the State of Ohio and to the jurisdiction of the United States District Court for the Northern District of Ohio, for the purpose of any suit, action or other proceeding arising out of or based upon this Guaranty or the subject matter hereof brought by the Guaranteed Creditors or their successors or assigns, (b) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Guaranty or the subject matter hereof may not be enforced in or by such court and (c) hereby waives and agrees not to seek any review by any court of any other jurisdiction which may be called upon to grant an enforcement of the judgment of any such Ohio state or federal court.  The Guarantor agrees that its submission to jurisdiction and its consent to service of process by mail is made for the express benefit of the Guaranteed Creditors.  Final judgment against the Guarantor in any such action, suit or proceeding may be enforced in other jurisdictions (a) by suit, action or proceeding on the judgment or (b) in any other manner provided by or pursuant to the laws of such other jurisdiction; provided, however, that the Guaranteed Creditors may at their option bring suit, or institute other judicial proceedings, against the Guarantor in any state or federal court of the United States or of any country or place where the Guarantor or its property may be found.

18.  Separate Indemnity.  As a separate, additional and continuing obligation, the Guarantor unconditionally and irrevocably undertakes and agrees, for the benefit of the Guaranteed Creditors, that, should any amounts not be recoverable from the Guarantor under the above provisions of this Guaranty for any reason whatsoever (including, without limitation, by reason of any provision of the Credit Agreement or any other Loan Documents being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any notice or knowledge thereof by the Guaranteed Creditors, any of their Affiliates, or any other person, at any time, the Guarantor as sole, original and independent obligor, upon demand by the Administrative Agent or any other the Guaranteed Creditors, will make payment to the Guaranteed Creditors of all such obligations not so recoverable by way of full indemnity, in such currency and otherwise in such manner as is provided in the Credit Agreement or any other Loan Document.

19.  Service.

(a)    The Guarantor irrevocably consents to service of process in the manner provided for notices in Section 9, above.  Nothing in any Loan Document will affect the right of any Guaranteed Creditor to serve process in any other manner permitted by law.

(b)    The Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the Effective Date at 80 State Street, Albany, New York

12207-2543, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summon, notices and documents which may be served in any such action or proceeding.  If for any reason such designee, appointee and agent shall cease to be available to act as such, the Guarantor agrees to designate a new designee, appoint and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent.

20.  WAIVER OF JURY TRIAL.  THE GUARANTOR AND, BY THEIR ACCEPTANCE OF THIS GUARANTY, THE GUARANTEED CREDITORS HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE CREDIT AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THIS GUARANTY OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THE CREDIT AGREEMENT, THE NOTES, THE OTHER LOAN DOCUMENTS OR THIS GUARANTY AND THE RELATIONSHIPS THEREBY ESTABLISHED.  The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other statutory and common law claims.  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY.  In the event of litigation, this provision may be filed as a written consent to a trial by the court.

[No additional provisions are on this page; the page next following is the signature page.]

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed as fully written above as of this 15TH day of December, 2015.

Executed by	Signature:	/s/ Gregg Davis
JAMES RIVER GROUP	Print name:	Gregg Davis
HOLDINGS UK LIMITED
acting by a director in the presence of:

Witness’ signature:	/s/ Kevin Copeland
Witness’ name:	Kevin Copeland
Witness’ address:	18 North Shore Rd
Bermuda
Witness’ occupation:	CFO JRG RE

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